As filed with the Securities and Exchange Commission on January 9, 2001
                                                      Registration No. 333-_____

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ___________


                                 COPYTELE, INC.

             (Exact Name of Registrant as Specified in its Charter)


          Delaware                                     11-2622630
 (State or Other Jurisdiction of                    (I.R.S. Employer
  Incorporation or Organization)                    Identification No.)

                              900 Walt Whitman Road
                            Melville, New York 11747
                                 (631) 549-5900

               (Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)


                    COPYTELE, INC. 2000 SHARE INCENTIVE PLAN

                              (Full Title of Plan)
                                 Denis A. Krusos
                Chairman of the Board and Chief Executive Officer
                                 CopyTele, Inc.
                              900 Walt Whitman Road
                            Melville, New York 11747
                                 (631) 549-5900

                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent for Service)








                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
    Title of Each Class of                    Amount to be             Proposed Maximum        Proposed Maximum         Amount of
  Securities to be Registered                Registered (1)          Offering Price Per       Aggregate Offering    Registration Fee
                                                                           Share(2)               Price(2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share     5,000,000 shares (3)           $0.785                $3,925,000             $981.25
====================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2)  Estimated  pursuant to Rule 457(h) and Rule 457(c)  under the
Securities Act of 1933, based upon the average of the high and low sales prices of the Registrant's Common Stock on the Nasdaq National Market on January 4, 2001.
(3) Represents the registration of shares of Common Stock issuable under the CopyTele, Inc. 2000 Share Incentive Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.

     The documents containing the information specified in Part I of this Registration Statement will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Commission by CopyTele, Inc. (the "Company") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1999.

     (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2000, April 30, 2000, and July 31, 2000.

     (c) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act on October 24, 1983, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company with Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

               Not applicable.

Item 5. Interests of Named Experts and Counsel.

               Not applicable.

Item 6. Indemnification of Directors and Officers.

     Generally, Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable for negligence or misconduct in the performance of that person's duty to the corporation unless the Delaware Court of Chancery or the court in which the action was brought determines that despite the adjudication of liability that person is fairly and reasonably entitled to indemnity for proper expenses. To the extent that person has been successful in the defense of any matter, that person shall be indemnified against expenses actually and reasonably incurred by him.

     Article XIII of the By-Laws of the Company contain provisions which are designed to provide mandatory indemnification of directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. The Company's By-Laws, as amended and restated, are filed as an Exhibit to this Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

          4(a) - Certificate of Incorporation of the Company, as amended, filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1992 (incorporated by reference).

          4(b) - By-Laws of the  Company,  as  amended  and  restated,  filed as
               Exhibit 4(b) to the Company's Registration Statement on Form S-8, Registration No. 33-49402 (incorporated by reference).

          4(c) - CopyTele, Inc. 2000 Share Incentive Plan, filed as Annex A to the Company's Proxy Statement dated June 12, 2000 (incorporated by reference).

          5    - Opinion and consent of Weil, Gotshal & Manges LLP.

          23(a) - Consent of Arthur Andersen LLP.

          23(b) - Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

          24 - Power of Attorney (included as part of this Registration Statement).

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in period reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized at Melville, State of New York, on this 9th day of January, 2001.

                                                 CopyTele, Inc.

                                                 By: Denis A. Krusos
                                                     ---------------
                                                     Denis A. Krusos
                                                     Chairman of the Board
                                                     and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Denis A. Krusos and Frank J. DiSanto acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                 Title                                                        Date
---------                                 -----                                                        ----
Denis A. Krusos                           Chairman of the Board, Chief Executive Officer              January 9, 2001
---------------                           and Director (Principal Executive Officer)
Denis A. Krusos

Frank J. DiSanto                          President and Director                                      January 9, 2001
----------------
Frank J. DiSanto

Henry Herms                               Vice President-Finance and Chief Financial                  January 9, 2001
-----------                               Officer (Principal Financial and Accounting Officer)
Henry Herms

Anthony Bowers                            Director                                                    January 9, 2001
--------------
Anthony Bowers

George P. Larounis                        Director                                                    January 9, 2001
------------------
George P. Larounis

Lewis H. Titterton                        Director                                                    January 9, 2001
------------------
Lewis H. Titterton

                                  EXHIBIT INDEX


   Exhibit No.                            Description
   -----------                            -----------

   4(a) - Certificate of  Incorporation of the Company,  as amended,  filed as
          Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1992 (incorporated by reference).

   4(b) - By-Laws of the Company,  as amended and  restated,  filed as Exhibit
          4(b) to the Company's Registration Statement on Form S-8, Registration No. 33-49402 (incorporated by reference).

   4(c) - CopyTele,  Inc. 2000 Share Incentive  Plan,  filed as Annex A to the
          Company's Proxy Statement dated June 12, 2000 (incorporated by reference).

   5    - Opinion and consent of Weil, Gotshal & Manges LLP.

   23(a) - Consent of Arthur Andersen LLP.

   23(b) - Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).